Exhibit 10.3

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this 29th day of August, 2007, by and between HARRIET DUPREE BRADLEY ("Consultant"), and SOUTHERN BELLA, INC., a Delaware corporation ("Southern Bella").

WHEREAS, Southern Bella, Inc, a Delaware corporation, is the owner of 100% of the shares of issued and outstanding capital stock of Dupree Catering, Inc., a Kentucky corporation, a catering business located in Lexington, Fayette County, Kentucky (the “Company”); and Harriet Dupree Bradley is an individual residing in Lexington, Kentucky.

WHEREAS, Consultant possesses certain knowledge of and expertise in the catering industry and Southern Bella is desirous of retaining Consultant for certain services relating to such industry.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions set forth herein, all of which are acknowledged as good and valuable consideration, it is hereby agreed by and between Southern Bella and Consultant as follows:

1. In consideration for providing the services outlined herein below, Southern Bella shall pay to Consultant a fee equal to FOUR THOUSAND DOLLARS ($4,000.00) per month.

2. For and in consideration of the above payments, Consultant will perform consulting and advisory services to Southern Bella with respect to all matters relating to the management of the Company, including hiring and firing of staff. Consultant will further provide and supervise all catering matters. No capital expenditures exceeding $2,500.00 shall be made without the prior written approval of both Consultant and Southern Bella. No person may be hired, fired, or retained without the prior written approval of both Consultant and Southern Bella. Notwithstanding the foregoing, this Agreement calls for the services of Consultant as an independent contractor and Consultant will not be considered an employee of Corporation for any purpose, unless as expressly set forth in an employment agreement. It is specifically agreed by and between the parties hereto that, following the termination of this Agreement, Consultant shall in no way be subject to or restricted by any non-compete requirement and shall be free to engage in and conduct any business of any kind or type now being conducted or rendered by the Corporation.

3. Performance of the services contemplated herein, the services and hours Consultant is to work on any given day will be entirely within Consultant's control. Southern Bella will rely upon Consultant to use her best efforts to maximize the net income of Dupree Catering, Inc.

4. The parties hereto contemplate that this Agreement will run for a period of nine months beginning October 1, 2007, through and including, June 30, 2008. Thereafter, Consultant shall continue providing services to Southern Bella on a month-to-month basis for the same consideration and pursuant to the same terms, conditions and covenants contained herein, unless otherwise terminated by an instrument in writing executed by both parties hereto.

5. Should either party hereto fail to perform or breach any of the covenants, representations, terms or conditions of this agreement, either party shall be entitled to pursue all remedies, at law or equity, including the right of an injunction or temporary restraining order. In the event of litigation regarding the subject matter hereof, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs.

6. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and/or assigns.

7. This Agreement shall be deemed to contain the entire agreement of the parties hereto and all other oral representations by and between the parties shall be deemed to be merged herein.

9. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the remaining provisions hereof.

10. This Agreement is to be executed, delivered and performed in the Commonwealth of Kentucky and shall be governed by and construed in accordance with the laws thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"CONSULTANT"

/s/ Harriet Dupree Bradley
HARRIET DUPREE BRADLEY

"CORPORATION"

SOUTHERN BELLA, INC., a Delaware Corporation

BY:	/s/ Viola J. Heitz

ITS:	President